UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 24, 2014
(Date of earliest event reported)

Fragmented Industry Exchange Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-192647	47-4742558
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

80 Mountain Laurel Rd
Fairfield CT 06824
 (Address of Principal Executive Offices)

(203) 489.2704
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These statements relate to anticipated future events, future results of operations or future financial performance.  These forward-looking statements include, but are not limited to, statements related to our ability to raise sufficient capital to finance our planned operations. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this Current Report on Form 8-K sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance.  You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made.  These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Preliminary Statements:

Unless the context requires otherwise, all references to “us,” “we,” “our,” or “Company” means Fragmented Industry Exchange, Inc. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). This Current Report on Form 8-K responds to the following items of Form 8-K:

Item 5.02.  Appointment of Certain Directors and  Certain Compensation of Directors

On October 21, 2014, the Company reported under Form 8-K the Sale & Purchase Agreement (“Purchase Agreement )with Signapore eDevelopment Limited (“SED”), a Singapore exchange listed company, dated October 15, 2014.   Pursuant to the Purchase Agreement, the Company acquired all the issued and outstanding capital stock of Hotapps International Pte. Ltd, a wholly owned subsidary of SED (the “Subsidiary”).  The Subsidiary owns certain intellectual property relating to instant messaging for portable devices call HotApps (“Hot App”).   The Purchase Agreement also granted SED the right to nominate one member to the Company’s Board of Directors.  On October 24, 2014, SED nominated, and the Company appointed Mr. Conn Flanigan  as a Director of the Company.

Appointment of Mr. Conn Flanigan to Board of Directors

Mr. Flanigan has served as General Counsel with eBanker Corporate Services, Inc., a Colorado subsidiary of Heng Fai Enterprises Ltd since 2007.   Since July 2013, Mr. Flanigan has served as the CEO and Board member of Ontarget360 Group Inc,, a reporting company under the federal securities laws and an OTCQB listed public company.   Since December 2013, Mr. Flanigan has also served as CEO and Board Member of HOMEOWNUSA, a company that was publicly listed and is currently in the process of updating its financial statements.  Since September 2013, Mr. Flanigan has served as an officer and director of Global Medical REIT Inc, a reporting company under the federal securities laws and an OTCBB listed public company.   Mr. Flanigan received a B.A. in International Relations from the University of San Diego in 1990 and a Juris Doctor Degree from the University of Denver Sturm College of Law in 1996.

Appointment of Mr. Chan Heng Fai to Board of Directors

On October 24, 2014, the Company also determined it to be in the best interest of the Company to appoint Mr. Chan Heng Fai to the Board of Directors.

In April 2013, Mr Chan was appointed a Non-Executive Director of Singapore eDevelopment Limited (SED), to assist its business and capital restructuring.   In April 2014, Mr. Chan was appointed Chief Executive Officer and Executive Director of SED.  Prior to the Subsidiary being purchased by SED, Mr. Chan was responsible for overseeing the development of and all funding for HotApp.Mr. Chan has restructured over 35 companies in different industries and countries in the past 40 years.   In September 2014, SED announced the successful completion of a round of financing for S$40.6mm (the “Financing”).    Since April 2013, Mr. Chan has invested approximately $8mm of his own money, plus an additional $9mm through a subscription to the Financing by Heng Fai Business Development Pte Ltd, a Singapore-based company controlled by Mr. Chan.

Mr. Chan is the Managing Chairman of Fai Enterprises, Ltd. ("Heng Fai")   He has been Director of Heng Fai since September 1992.  Mr. Chan is responsible for the overall business development of Heng Fai. His experience and expertise are in the finance and banking sectors. Since taking over as Managing Chairman, he has grown the net asset value of Heng Fai from HK$39.2 million in 1992 to approximately HK$900 million in 2013.   In November 2013, Mr. Chan was appointed a Board member of Ontarget360 Group Inc, a reporting company under the federal securities laws and an OTCQB listed public company.   In November, 2013, Mr. Chan was appointed a Board member of Global Medical REIT Inc, a reporting company under the federal securities laws and an OTCQB listed public company.

Mr. Fai Chan was formerly (i) the Managing Director of SingHaiyi Group Ltd ("SingHaiyi") (http://singhaiyi.com), a company listed on the Catalist board of the Singapore Exchange from 2003 to 2013. Under Mr. Chan's leadership, SingHaiyi was transformed from a failed store-fixture business provider with net asset value of less than S$10 million into a property trading and investment company and finally to a property development company with latest net asset value over S$150 million before Mr. Chan ceded controlling interest in late 2012. (ii) the Executive Chairman of China Gas Holdings Limited (http://www.chinagasholdings.com.hk/siteen/index.html), a company listed on The Stock Exchange of Hong Kong Limited from 1997 to 2002. Under Mr. Chan's guidance and direction, China Gas was restructured from a failing fashion retail company to one of the largest participants in the investment, operation and management of city gas pipeline infrastructure, distribution of natural gas and LPG to residential, commercial and industrial users in China. The market capitalization of China Gas in the financial year of 2002 of approximately HK$247 million (share had traded in value of HK$0.51) increased to present market capitalization in excess of US $8 billion (share price of HK$13.50); (iii) a director of Global Med Technologies, Inc. (www.globalmedtech.com), a public medical company (OTC: GLOB) from 1998 to 2005. The company is engaged in the design, develop, marketing and support of information management software products for blood banks, hospitals, centralized transfusion centers and other healthcare related facilities; (iv) a director of Skywest Ltd (www.skywest.com.au), an airline company listed on the Australian Stock Exchange; and (v) the Chairman and Director of American Pacific Bank, a commercial bank listed on NASDAQ from 1988 to 2005. Mr. Chan had acquired American Pacific Bank, a US full-service commercial bank, out of bankruptcy in 1987. He recapitalized, refocused and grew the bank's operations. Under his guidance it became a high asset quality bank, with zero loan losses for over five consecutive years before it was ultimately acquired and merged into Riverview Bancorp Inc. Prior to its acquisition and merger it was ranked #13 by the Seattle Times' "Annual Northwest's Top 100 Public Companies" and #6 in Oregon state, ahead of names such as Nike, Microsoft, Costco, AT&T Wireless and Amazon.com (http://amazon.com).

With respect to the two new directors, except as stated herein of in the referenced Form 8-K, (i) there was  no arrangement or understanding between the new director and any other persons, pursuant to which such director was selected as a director nor have been any transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new directors have or will have a direct or indirect material interest, and (ii) there is no material plan, contract or arrangement (whether or not written) to which the new directors are a party or in which each party participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event. Moreover, the Company has not made a determination as to whether the two new directors will be appointed to any committee of the Company.

Item 9.01 Exhibits - None

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRAGMENT INDUSTRY EXCHANGE, INC.

Date: October 24, 2014	By:	/s/ Mary Ellen Schloth
Name: Mary Ellen Schloth
Title: President